Exhibit 99.2
Conformed Copy
AMENDMENT No. 1 TO THE CONFIRMATION

Date:	October 7, 2011

To:	Telenor East Holding II AS (“Counterparty”)
Telephone No.:	Redacted
Facsimile No.:	Redacted
Attention:	Redacted

From:	J.P. Morgan Securities Ltd. (“Bank”)
Telephone No.:	Redacted
Facsimile No.:	Redacted
Attention:	Redacted

Bank Reference Number:

Subject:	Amendment to the Confirmation dated July 22, 2011
     The purpose of this Amendment No. 1 to the Confirmation (this “Amendment”) is to amend certain terms and conditions of the Transaction (as defined below) entered into between Counterparty and Bank. Reference is made to the ISDA Master Agreement dated as of July 22, 2011 (the “Master Agreement”), entered into between Counterparty and Bank, and the guarantee agreement dated as of July 22, 2011 between Telenor ASA and Bank (the “Guarantee”).
     This Amendment amends the Confirmation, dated as of July 22, 2011 (the “Confirmation”), between Counterparty and Bank, in respect of that certain total return swap transaction referenced therein (the “Transaction”) relating to the Shares. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Confirmation.
     In consideration of the premises and the agreements, provisions and covenants contained in this Amendment, Counterparty and Bank hereby agree as follows:
1. The “Maximum Number of Shares” is hereby amended by replacing the number 40,000,000 with the number 65,000,000.
2. The “Spread” is hereby amended by replacing the number 0.95% with the number 1.08%.
3. The Form of Pricing Supplement, attached to the Confirmation as Exhibit A, is hereby amended by adding an entry for Tranche No. 5.
4. Counterparty hereby repeats all the representations, warranties, acknowledgments, agreements and covenants contained in Section 3 of the Confirmation, except for those contained in subsection (c), as of the effective date of this Amendment, as if such representations, warranties, acknowledgments, agreements and covenants were made with respect to each of the Confirmation and the Transaction as amended by this Amendment. For the avoidance of doubt, and without limiting the generality of the foregoing, Counterparty represents, warrants and covenants in particular that in entering into this Amendment and the Confirmation, as amended by this Amendment, it has complied with all applicable requirements of Rule 10b5-1, as described in Section 3(j) of the Confirmation. For the avoidance of doubt, Counterparty will file promptly an amendment to its Schedule 13D, in the form previously provided to Bank, disclosing the Transaction.
5. Counterparty hereby unconditionally and irrevocably warrants and represents in favor of Bank that:
     (a) Counterparty has the necessary corporate authority to enter into this Amendment on the terms and conditions as set forth herein;

     (b) by entering into this Amendment, (i) Counterparty is acting pursuant to and in accordance and compliance with the authorizing resolutions set forth by Counterparty board of directors in a meeting held on July 2, 2011 (the “Authorizing Resolution”); (ii) the management has satisfactorily completed the internal checks referred to in the Authorizing Resolution; and (iii) the authority pursuant to the Authorizing Resolution includes the authority to enter into this Amendment; and
     (c) there have been no amendments to the Authorizing Resolution as compared to the certification provided in the Secretary’s Certificate executed by Telenor ASA Corporate Secretary on July 21, 2011, and the aforementioned Authorizing Resolution and Secretary’s Certificate are in full force and effect on the date hereof.
6. Counterparty shall deliver to Bank, upon or prior to execution of this Amendment, an original and duly executed copy of the Confirmation Letter from Telenor ASA attached hereto as Exhibit A.
7. This Amendment amends solely the terms and provisions of the Transaction and the Confirmation set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transaction, the Confirmation or any other rights of the Counterparty or Bank under the Transaction, the Confirmation or the Guarantee. The Contracting Parties acknowledge that each of the Transaction and the Confirmation (each as amended by this Amendment) are in full force and effect and is hereby confirmed and ratified in all respects. References in the Confirmation to a Confirmation shall mean the Transaction and the Confirmation as amended by this Amendment.
8. This Amendment, any non-contractual obligations arising out of or in relation to this Amendment and the Transaction entered into under the Confirmation as amended hereby will be governed by, and construed and enforced in accordance with English law. Notwithstanding any other provision or agreement to the contrary in Section 13(b) of the Master Agreement, each party hereby irrevocably submits to the exclusive jurisdiction of the English courts.
9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Amendment shall become effective upon execution hereof by Bank and Counterparty.
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Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Amendment and returning a copy to J.P. Morgan Securities Ltd., MAILPOINT 3/01 AL, PO Box 161, 10 Aldermanbury, London EC2V 7RF or by fax on +44 20 7325 8205.
Yours faithfully,

/s/ Maarten Petermann
J.P. Morgan Securities Ltd.
Name:	Maarten Petermann
Title:	Managing Director

/s/ Torbjørn M. Wist
Telenor East Holding II AS
Name:	Torbjørn M. Wist
Title:	Senior Vice President, Head of M&A

Exhibit A
CONFIRMATION LETTER FROM TELENOR ASA
This confirmation letter (the “Confirmation Letter”) is provided on the 7th day of October 2011 in relation to a guarantee agreement entered into on the 22nd day of July 2011 (the “Guarantee”) (attached hereto as Appendix A) between:
(i)	Telenor ASA, a company incorporated under the laws of Norway with its registered office at Snarøyveien 30, N-1331 Fornebu, Norway (the “Guarantor”); and

(ii)	J.P. Morgan Securities Ltd., a company incorporated under the laws of England with its registered office at 125 London Wall, London EC2Y 5AJ, United Kingdom (the “Beneficiary”).
WHEREAS:
A.	Telenor East Holding II AS (the “Principal”) entered into the Transaction with the Beneficiary as described in Whereas A. of the Guarantee; and

B.	The Principal and the Beneficiary have, by entering into the agreement dated 07 October 2011 (the “Amendment Agreement”), agreed to supplement and amend the terms and conditions of the Transaction (the “Amended Transaction”).
NOW THEREFORE, the Guarantor unconditionally and irrevocably represents, warrants, accepts, agrees and confirms in favor of the Beneficiary as follows:
1.	The capitalized terms in this Confirmation Letter shall have the same meaning as defined in the Guarantee unless otherwise stated herein.

2.	The Guarantor hereby unconditionally and irrevocably warrants and represents that (i) the Amended Transaction is in accordance and compliance with the authorizing resolutions set forth by the Guarantor’s board of directors in a meeting held on July 20, 2011 (the “Authorizing Resolution”); and (ii) that there have been no amendments to the Authorizing Resolution as compared to the certification provided in the Secretary’s Certificate executed by the Guarantor’s Corporate Secretary on July 21, 2011 (attached hereto as Appendix B), and that the same is in full force and effect on the date hereof.

3.	The Amended Transaction, as amended by the Amendment Agreement, is guaranteed by the Guarantor, forms a part of the Guaranteed Obligations and is covered in its entirety by the Guarantor’s obligations and undertakings under the terms and conditions of the Guarantee.

4.	All references in the Guarantee to the Agreement shall be deemed to be references to the Amended Agreement and all references to the Transaction shall be deemed to be references to the Amended Transaction as the same may further be amended, supplemented or restated from time to time.

5.	The provisions of the Guarantee shall, save as amended and restated by this Confirmation Letter, continue in full force and effect.

6.	Clause 11 of the Guarantee shall be incorporated into this Confirmation Letter as if set out in full in this Confirmation Letter and as if references to “this Guarantee” refer to this Confirmation Letter.
IN WITNESS WHEREOF, the Guarantor has executed this Confirmation Letter as of the date first above written.

Telenor ASA, as Guarantor
Name:	Jon Fredrik Baksaas
Title:	President and CEO